UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): December 12, 2014

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	1-5924	86-0062700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.
As previously reported, in December 2013, Tucson Electric Power Company (TEP) and UNS Electric, Inc. (UNS Electric), an affiliate of TEP, entered into a purchase agreement with a subsidiary of Entegra Power Group LLC to purchase Unit 3 of the Gila River Generating Station (Gila River Unit 3) for $219 million, subject to certain closing adjustments. Gila River Unit 3, a gas-fired combined cycle unit with a nominal capacity rating of 550 MW, is located in Gila Bend, Arizona. On December 10, 2014, the transaction closed, with TEP purchasing a 75% undivided interest in Gila River Unit 3 (413 MW) for approximately $164 million, and UNS Electric purchasing the remaining 25% undivided interest (137 MW) for approximately $55 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer